UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 13, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At its regular meeting on November 13, 2012, the Board of Supervisors of Suburban Propane Partners, L.P. (the “Partnership”), pursuant to authority granted to the Board under the Partnership’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), increased the size of the Board from six (6) Supervisors to eight (8) Supervisors. At that same meeting and again pursuant to authority granted to the Board under the Partnership Agreement, the Board elected Messrs. Lawrence C. Caldwell and Matthew J. Chanin to fill the two vacancies on the Board created by the increase in size of the Board, effective immediately. Messrs. Caldwell and Chanin were each elected for a term due to expire at the next Tri-Annual Meeting of Unitholders of the Partnership, currently scheduled for Spring 2015. A copy of the Partnership’s Press Release, dated November 14, 2012, announcing the elections of Messrs. Caldwell and Chanin and describing their backgrounds, has been furnished as Exhibit 99.1 to this Current Report.

There is no arrangement or understanding between either Mr. Caldwell or Mr. Chanin, on the one hand, and any other persons pursuant to which either such newly-elected Supervisor was elected to the Board.

Also at its November 13 meeting, the Board named each of Mr. Caldwell and Mr. Chanin to serve on each of the Board’s Audit and Compensation Committees.

There are no transactions, since the beginning of the Partnership’s last fiscal year (September 25, 2011), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Caldwell or Mr. Chanin, or any immediate family member of either of them, had or will have a direct or indirect material interest.

Pursuant to the Partnership’s policies regarding Supervisor compensation, non-employee Supervisors, other than the Chairman of the Board, currently receive annual compensation of $75,000 from the Partnership for their service as Supervisors (which amount, as previously reported, will increase to $85,000 annually commencing January 1, 2013), and are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. In addition, at its meeting on November 13, 2012, the Compensation Committee of the Board granted to each of Mr. Caldwell and Mr. Chanin an award of 6023 restricted units under the Partnership’s 2009 Restricted Unit Plan (the “Plan”), effective as of November 15, 2012, each award having a market value of $250,000 (calculated by multiplying said number of restricted units by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to November 15, 2012 ($41.51)). Under the terms of the Plan, such restricted units will vest over time, with 25% of the restricted units vesting at the end of each of the third and fourth anniversaries of the grant date and the remaining 50% of the restricted units vesting at the end of the fifth anniversary of the grant date. Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated November 14, 2012 announcing the election of Lawrence C. Caldwell and Matthew J. Chanin to its Board of Supervisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Vice President, General Counsel & Secretary

Date: November 15, 2012

EXHIBITS

99.1	Press Release of Suburban Propane Partners, L.P. dated November 14, 2012 announcing the election of Lawrence C. Caldwell and Matthew J. Chanin to its Board of Supervisors.